Exhibit 10.1

FORM OF DISTRIBUTION AGREEMENT

Signed at [            ], on [            ] 20[    ].

1.	Parties:

1.1	Nilimedix Ltd., based in 3 HaSadna Street, TIRAT HaKARMEL, ISRAEL (Including G-Sense Ltd. And Medx-set Ltd), represented by its VP Marketing and Business Development, hereinafter “Nilimedix”;

And

1.2	[ ] hereinafter the “Distributor”;

2.	Whereas:

2.1	Parties have agreed that Distributor will purchase and resell products as an exclusive and independent dealer for the territory of [ ], hereinafter the “Territory”

2.2	Parties herewith want to regulate their mutual legal relationship further.

2.3	This agreement will relate to distribution of Products as detailed in Appendix I and will be empowered only subject to the execution of an initial purchase specified in Appendix I herewith.

HAVE AGREED AS FOLLOWS:

3.	Term

3.1	The term of this agreement shall commence on the day signed and upon full payment for an initial order as in attached appendix I and shall be in effect for [ ] months thereafter. Without any written notice, the term shall be renewed annually, unless a party notifies the other party in writing at least [ ] months in advance of its intention not to renew the agreement

3.2	Previous agreements between Distributor and Nilimedix will become void upon signing this agreement.

4.	Exclusivity

4.1	Nilimedix will not grant any other party a right to sell Nilimedix’ Products in the Territory

4.2	Distributor refrains from trading or representing products which may compete with Nilimedix’s products in the territory, unless otherwise agreed upon in writing by Nilimedix.

4.3	Both parties agree on a yearly target as described in appendix I or as mutually agreed in writing. Failure to reach the target without a cause accepted by Nilimedix, may result in loss of exclusivity or termination of the contract. Target will be re-negotiated and mutually agreed upon on a yearly basis. Unless otherwise agreed upon, such targets will be at least equal to the target or the, purchase volume of the previous year, whatever is higher.

5.	Territory

5.1	The territory assigned to Distributor is the [ ].

5.2	Distributor agrees not to solicit sales of products outside the territory.

6.	Products

6.1	Nilimedix commits to sell for resale and distribution in the territory products specified on Appendix I.

6.2	Nilimedix will favourably consider including future products, when available, in this distributor agreement, subject to satisfying performance with existing product line.

7.	Orders

7.1	Purchase orders will be placed in writing.

7.2	Nilimedix shall maintain the right to reject or alter any purchase order. In writing within seven working days from receiving of said order, any such rejection and/or alterations shall not cause any harm to Nilimedix nor shall it entitle the Distributor to any relief.

7.3	Repeated breach of this item of the agreement can be considered as gross violation of the terms of this agreement

7.4	No purchase order shall be binding unless and until Nilimedix accepts it in writing, or unless and until delivery to the Distributor takes place.

7.5	Purchase orders will not include any terms or conditions contradicting the terms specified In this Agreement — in case of contradiction — the PO will remain valid but the Agreement terms will prevail.

8.	Prices and payment terms

8.1	Prices specified in Appendix 1 to this agreement may be adjusted from time to time by Nilimedix with 60 day advanced notice.

8.2	Terms of payment shall be by wire transfer to the Nilimedix bank account:

[ ]	Account Number: [ ]

Swift Code/ BIC / TID — [ ]

Routing Number: [ ]

[ ]

8.3	Distributor shall be in default without further notice if payment is not received on time.

8.4	Unpaid invoice shall accrue daily Interest at a rate of [ ]% per month. The Distributor shall also indemnify Nilimedix for any and all expenses incurred by Nilimedix in lieu failed and/or late payment without limitation such expenses shall include among others attorney’s fees. Without derogating from the aforesaid any failure of payment and/or retardation of payment shall entitle Nilimedix to agree upon compensation equal to [ ]% of the actual sum unpaid and/or which is not paid on time, without the necessity of proving actual damages.

8.5	Distributor shall be responsible for paying all taxes, custom duties, assessments, and similar governmental charges associated with the sale of products (such as sales, VAT, use of similar taxes).

9.	Freight

All shipments shall be [    ].

10.	Trademarks and commercial names

10.1	Distributor recognises that any trademarks, trade names, designs, copyrights and other proprietary rights, used on or embodied in the products (Proprietary Rights) shall remain the exclusive property of Nilimedix. Upon termination of this agreement for any cause, Distributor shall cease using in any way the Nilimedix name or any of its product names or any other proprietary rights or any material similar thereto.

10.2	Nilimedix grants Distributor the right of use of related trademarks and product names for products listed in appendix 1 in the territory.

11.	Support

11.1	Distributor will provide an acceptable level of product-support, without limitation, technical and educational support service at all times for answering questions or encountering problems on an immediate basis.

11.2	Distributor will take part in trainings, workshops, etc. provided by Nilimedix.

11.3	Nilimedix may provide marketing and training material, upon its sole discretion to assist Distributors marketing activities, such as seminars, exhibitions and conferences.

12.	Prohibitions

12.1	Distributor agrees not to solicit sales of any product to customers outside the designated Territory, whether via mail order, via the Internet or otherwise. Nilimedix however agrees not to knowingly sell to any other company or individual in Distributor’s territory even if such company buys through other office.

13.	Warranty and Repair

13.1	Subject to the terms of article 19 herein, defective products can be returned to Nilimedix during warranty period of such product after a Return Material Authorisation (RMA) number is assigned by Nilimedix.

13.2	Subject to article 13.3 freight charges for returned defective Products would be borne by Nilimedix

13.3	In case a product is defective the Distributor may return such defective products to Nilimedix subject that returned defective products shall only be accepted when, a serial numbers inventory and a short description of the failure resulting in returning the product accompany the shipment.

13.4	Distributor will follow Nilimedix procedures for Warranty Repair and Refurbishment as those will be updated from time to time.

14.	Confidentiality

14.1	Parties agree to hold in, trust and confidence the contents, terms and conditions of this agreement and agree not to disclose such to any third party.

14.2	Distributor agrees not to use or disclose to any third party without prior written consent by Nilimedix any information that may be disclosed to Distributor concerning Nilimedix or its products (proposed new products, pricing, business plans, customers, etc.) and vice versa, unless such information had previously been in the public domain.

15.	Professional handling and Traceability

15.1	Distributor undertakes to devotedly and faithfully practice its assignment to promote and enhance the scope of Nilimedix products sales in the Territory.

15.2	Distributor undertakes to do its utmost in order to assure that Nilimedix products are only forwarded to suitable users who have been identified as capable of properly handling the device and only after successfully passing complete comprehensive user training by a competent tutor.

15.3	Distributor undertakes to manage a support structure capable of educating end-users and providing them on-going follow-up customer service.

15.4	Distributor will be responsible to perform any local distributor activities dictated as a result of any regulatory requirement including but not limited to the CE or the MDD (Medical Device Directive).

15.5	Distributor undertakes to fulfill all legal and regulatory requirements in power within the distribution area and promptly update Nilimedix on any additional legislation or obligation concerning its products.

15.6	Distributor shall follow all concerned regulatory requirements, including users’ database, traceability or product recall.

15.7	Distributor will properly administer database of end-users and product serial numbers for possible traceability.

15.8	Such database list will be made available upon request to Nilimedix that will keep concerned customer information strictly confidential and will refrain from contacting such customer unless mutually agreed otherwise.

16.	Force Majeure

16.1	Neither party shall be liable if the performance of this agreement or if any obligation hereunder (except of due payments) is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labour disputes, inability to procure raw materials, power or supplies, hurricanes, earthquakes, floods, or other acts of God, war or other causes beyond the reasonable control of either party.

16.2	In the case of force majeure, Nilimedix has the right to change any order in such a way that it can be fulfilled.

17.	Liability

17.1	Nilimedix will not be held liable for damages of any kind (including loss of information, interruption of business, lost profits) not caused by gross negligence of Nilimedix.

17.2	Distributor agrees to indemnify, defend and hold Nilimedix harmless for any claims, liabilities, actions, demands, losses, settlements amounts, judgments, damages or expenses (inclusive of attorney’s fees) made against Nilimedix as a result of act or omission (negligence, misrepresentation, error, etcetera) of the Distributor. Nilimedix warrants it owns all rights, patents etc. of products sold to Distributor.

18.	Waiver

18.1	Nilimedix will not assume liability for malfunction resulted by customer’s error due to lack of specific training or in case of product made available to a subject incapable of handling it.

18.2	Delay or omission on the part of Nilimedix requiring performance by the other party under this agreement shall not operate as a waiver of any provision, right or remedy under this agreement.

18.3	If Distributor shall at any time be overdue on payment Nilimedix may delay shipment of products or cancel outstanding orders until Distributor is current on all payments.

19.	Product Quality

19.1	Nilimedix undertakes responsibility for the products quality, not including damages incurred to the products due to an act and/or the negligence of the Distributor and/or anyone on his behalf after their delivery to the Distributor. It is made clear that the responsibly of the Distributor towards Nilimedix shall be responsibility according to any law.

19.2	Subject to article 19.1 above, in the event the Distributor finds that a product is defective then the Distributor may demand that Nilimedix shall replace such product with no extra charge to the Distributor.

19.3	Nilimedix and Distributor acknowledge that according to regulations the product should be remained sealed until its delivery to end user. The following poses a difficulty to identify the datum point to such defect thus poses a difficulty to decide which Party is responsible for the defect. Therefore the Distributor undertakes to notify Nilimedix immediately upon receipt of any demand and/or claim and/or complaint regarding a defective product so that the Parties can decide who caused the defect and so that Nilimedix can undertake the potential defence against such demand and/or claim and/or complaint.

19.4	Without derogating from the obligations of Nilimedix under any law, Nilimedix shall engage in an insurance policy which shall include insurance coverage for any damages whether body and/or property which may be incurred to a third party due to the use of the products, according to a commonly accepted insurance coverage, such insurance policy shall mention the Distributor as the distributor of the products.

19.5	Notwithstanding the aforesaid, upon receiving of the products by the Distributor, the Distributor shall bear sole responsibility for the maintenance and completeness of the products, including any break and/or damage and/or absence which may be incurred to the products.

19.6	The Distributor shall undertake an insurance policy which shall include coverage for any damages to the products, under a commonly accepted insurance policy, which may be incurred while the products are in his possession.

19.7	Notwithstanding the aforesaid in article 19.5, in case a hidden defect is discovered in any product which was not been able to be discovered by reasonable examination at the time the products were delivered to the Distributor, the Distributor may notify Nilimedix of such defect within 36 hours from its discovery, and Nilimedix shall replace such product within reasonable time.

20.	Termination

20.1	Either party may terminate this agreement, by providing written notice of termination to the other party [ ] days prior to the effective date of termination.

20.2	Nilimedix is entitled to terminate this agreement with immediate effect without further written notice if Distributor is insolvent, a petition in bankruptcy is filed, in case of liquidation or has made any assignment by operation of law or otherwise for the benefit of creditors.

21.	Effect of termination

21.1	In case of termination Distributor’s appointment by Nilimedix shall immediately terminate and Distributor will cease using concerned trademarks and discontinue all representations as the Nilimedix Distributor.

21.2	Distributor will however fully cooperate in the transfer period while maintaining customer support until substitute measures are in place.

21.3	Nilimedix shall be entitled to reject all or part of any orders received from the Distributor.

21.4	Nilimedix shall be entitled to require Distributor’s performance of any outstanding orders notwithstanding the fact that delivery dates for such orders may extend beyond the effective date of termination.

21.5	Distributor shall submit Nilimedix within 10 days after the effective date of termination, a summary of the number of the respective products owned by Distributor. Nilimedix shall purchase any of such products from Distributor at prices to be agreed upon between the parties, but in no event greater than the respective prices paid by Distributor for the products. These products should be in good condition in unopened original packaging.

Any termination will be without prejudice to any other remedy or right of Nilimedix under this agreement.

22.	Ownership

22.1	Distributor acknowledges that the product, including the structure, sequence and organisation of the products and related documentation are proprietary to Nilimedix and that Nilimedix retains exclusive ownership of products, documentation and all proprietary rights associated with them. Distributor takes all reasonable measures to protect such Nilimedix proprietary rights and products, including patents, trademarks, copyrights trade names and secrets.

22.2	During the term of this agreement Distributor obtains a non-transferable right to use Nilimedix’s applicable trademarks to promote and market the Nilimedix products. Distributor will use his best efforts to promote and market the products.

23.	Ownership Retention

23.1	Nilimedix retains the ownership of all products delivered to the Distributor to secure payment of all amounts due under this agreement. The ownership shall terminate upon receipt of payment in full of Nilimedix invoices.

23.2	If Distributor fails to pay any amount when due, Nilimedix will have the right to repossess and remove all or any part of the products, that haven’t been paid for. Any repossession or removal will be without prejudice to any other remedy or rights of Nilimedix under this agreement.

23.3	Furthermore, on Nilimedix’s first request, Nilimedix shall have a right of pledge over the products in possession of Distributor in order to secure the prompt and full payment of the outstanding invoices. Nilimedix shall register this pledge as appropriate.

23.4	Any legal action of third parties to products mentioned in this article, are to be made known to Nilimedix at once.

23.5	Distributor agrees not to secure products which have not been paid for in full in its possession as collateral for the benefit of third parties.

24.	Law

24.1	The law of the State of Israel shall exclusively be applicable to this agreement. The United Nation Convention on the Contracts for the International Sale of Goods (1980) is specifically excluded from application to this agreement.

24.2	Any controversy or claim arising between parties out of or relating to this agreement shall be judged only by the District Court of Tel-Aviv, Israel.

Date, [ ]
Place, [ ]
Nilimedix by:	Distributor By:

Name: Position: Signature:

Appendix 1

Products

Sr. No.	Art. No.	Description	1st year annual commitment*	Initial order (units)	Distributor unit transfer Price	Payment Terms	Remarks
1
2